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                              CUSTODIAN AGREEMENT



                 THIS AGREEMENT made as of this __________ day of _______________, 1997, between Venture Lending & Leasing II, Inc., a corporation organized under the laws of Maryland with its principal place of business at 2010 North First Street, Suite 310, San Jose, California 95131 (hereinafter called the "Fund"), and BankBoston, N.A., a national banking association with its principal place of business at 100 Federal Street, Boston, Massachusetts (hereinafter called the "Custodian").

                 WHEREAS, the Fund desires that certain securities, cash and other property shall be hereafter held and administered by the Custodian as the Fund's agent pursuant to the terms of this Agreement; and

                 WHEREAS, the Custodian, directly and through its sub-custodian network, provides services in the ordinary course of its business which will meet the Fund's needs as provided for hereinafter;

                 NOW, THEREFORE, in consideration of the mutual promises herein made, the Fund and the Custodian agree as follows:

Section 1.  Definitions.

                 "Account" shall mean one or more separate accounts maintained by the Custodian and/or its sub-custodians and other agents in the name of the Fund and in which the Custodian holds the Assets pursuant to this Agreement.

                 "Assets" shall mean any security (as defined in Section 2 (1) of the Securities Act of 1933, as amended, and also shall include any "foreign security" as that term is defined in Rule 17f-5 under the Investment Company Act of 1940, as amended), any "contract of sale" of a "commodity" for "future delivery" (as such terms are defined in the Commodity Exchange Act), any United States or foreign currency and any other property.

                 "Officers' Certificate" shall mean a request of directions in writing or confirmation of an oral request or directions in writing signed in the name of the Fund by, unless otherwise specifically indicated in any certified list provided to the Custodian under Section 3, any two officers of the Fund, other two persons, or combination thereof, in each case specifically authorized to sign on behalf of the Fund by the Board of Directors of the Fund (each such officer or other person, hereinafter referred to as an "Authorized Person").




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Section 2.  Custodian as Agent.

                 The Custodian is authorized to act under the terms of this Agreement as the Fund's agent and shall be representing the Fund whenever acting within the scope of the Agreement. Subject to the provisions of Section 6, the Custodian is authorized further to appoint sub-custodians and other agents from time to time to carry out some or all of the duties which the Custodian is authorized to perform hereunder.

Section 3.  Names, Titles and Signature of Fund's Officers.

                 The President or Vice President of the Fund will certify to the Custodian a list containing the names, titles, and signatures of those persons authorized to sign Officers' Certificates ("Authorized Persons"). Said President or Vice President, or his or her successor, will provide the Custodian promptly with any changes which may occur from time to time.

                 The Custodian is authorized to rely and act upon Officers' Certificates of any persons (if less than two, so indicated) who are Authorized Persons. Different persons may be "Authorized Persons" for different purposes. The Fund will provide the Custodian with a list of authenticated specimen signatures of Authorized Persons, will indicate on such list for what purposes each Authorized Person is authorized, and will promptly incorporate any changes to such list for what purposes each Authorized Person is authorized, and will promptly incorporate any changes to such list as may occur from time to time. Should the Fund fail to inform the Custodian that an Authorized Person has ceased to be an Authorized Person, the Custodian shall be entitled to rely upon the signature of that person (or, where expressly permitted by the terms hereof, the oral instructions of that person) as if such person were still an Authorized Person, until notified to the contrary by the Fund.

                 The Custodian is further authorized to rely upon any instructions received by any other means and identified as having been authorized or given by any of such persons; provided, that, (a) the Custodian and the Fund shall have previously agreed in writing upon the means of transmission and the method of identification for such instructions; (b) the Custodian has not been notified by the Fund to cease to recognize such means and methods, and (c) such means and methods have in fact been used.

                 If the Fund should choose to have dial-up or other means of direct access to the Custodian's accounting system for assets in the Account, the Custodian is also authorized to rely and act upon any instructions received by the Custodian through any computer terminal device, regardless of whether such





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instructions shall in fact have been given or authorized by the Fund, provided that such instructions are accompanied by passwords which have been mutually agreed to in writing by the Custodian and the Fund and the Custodian has not been notified by the Fund to cease recognizing such passwords.

                 Where dial-up or other direct means of access to the Custodian's accounting system for Assets is utilized, the Fund agrees to indemnify the Custodian and hold it harmless from and against any and all liabilities, losses, damages, costs, reasonable counsel fees, and other reasonable expenses of every nature suffered or incurred by the Custodian by reason of or in connection with the willful misfeasance of the Fund in connection with the use by the Fund or its employees of any terminal device with access to the Custodian's accounting system for custodial accounts.

Section 4.  Receipt and Disbursement of Money.

                 A. The Custodian shall open and maintain the Account, subject to debit only by a draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in the Account, subject to the provisions hereof, all cash received by it from or for the account of the Fund.

                          1.      The Custodian shall make payment of cash to
the Account or shall debit the Account only (a) for the purchase of Assets for the Fund upon the delivery of such Assets to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Section 8 below; (b) for payments in connection with the conversion, exchange or surrender of Assets owned or subscribed to by the Fund held by or to be delivered to the Custodian; (c) for payments in connection with the return of the cash collateral received in connection with Assets loaned by the Fund; (d) for payments of interest, dividends, taxes and in connection with rights offerings; or (e) for other proper Fund purposes. All securities and other Assets accepted in connection with the purchase of such Assets, if (a) usual in the course of local market practice or (b) specifically required in instructions from the Fund, shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issue due the purchaser.

                          2.      Except as hereinafter provided, the Custodian
shall make any payment for which it receives direction from an Authorized Person so long as such direction (i) is (x) in writing (or is a facsimile transmission of a written direction), (y) electronically transmitted to the Custodian as provided in Section 3 or (z) when written or electronic directions cannot reasonably be given within the relevant time period, orally when





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the person giving such direction assures the Custodian that the directions will be confirmed in writing by an Authorized Persons within twenty-four (24) hours and (ii) states that such payment is for a purpose permitted under the terms of this subsection A. Contemporaneously with the execution of this Agreement, the Fund is furnishing to the Custodian a list of approved bank accounts to which funds may be wired pursuant to this subsection A if the Officers' Certificates do not contain such information. The Custodian shall not make any disbursements nor wire any funds to any account not shown on such list unless the Custodian shall first have received an Officers' Certificate specifically amending such list to include such account. The Custodian shall not make any payment pursuant to paragraph 1(e) of this subsection A unless the Custodian shall first have received an Officers' Certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made. Receipt of an Officer's Certificate or written notice from an Authorized Person shall be deemed to establish that payment of cash pursuant to such direction is for a valid corporate purpose.

                          3.      All funds received by the Custodian in
connection with the sale, transfer, exchange or loan of Assets will be credited to the Account in immediately available funds as soon as reasonably possible on the date such received funds are immediately available. Payments for purchase of Assets for the Account made in immediately available funds will be charged against the Account on the day of delivery of such Assets and all other payments will be charged on the business day after the day of delivery.

                 B.       The Custodian is hereby authorized and required to
(a) collect on a timely basis all income and other payments with respect to Assets held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and to credit such income to the Account, (b) detach and present for payment all coupons and other income items requiring presentation as and when they become due, (c) collect interest when due on Assets held hereunder, and (d) endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

                 C. If the Custodian agrees to advance cash or securities of the Custodian for delivery on behalf of the Fund to a third party, any property received by the Custodian on behalf of the Fund in respect of such delivery shall serve as security for the Fund's obligation to repay such advance until such time as such advance is repaid, and, in the case where such advance is extended for the purchase of Assets which constitute "margin





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stock" under Regulation U of the Board of Governors of the Federal Reserve
System, such additional Assets of the Fund, as shall be necessary for the Custodian, in the Custodian's reasonable determination, to be in compliance with such Regulation U also shall constitute security for the Fund's obligation to repay such advance. The Fund hereby grants the Custodian a security interest in such property of the Fund to secure such advance and agrees to repay such advance promptly without demand from the Custodian (and in any event, as soon as reasonably practicable following any demand by the Custodian), unless otherwise agreed by both parties. Should the Fund fail to repay such advance as required, the Custodian shall be entitled immediately to apply such security to the extent necessary to obtain repayment of the advance, subject, in the case of Fund failure to make prompt repayment without demand, to prior notice to the Fund.

Section 5.  Receipt of Other Assets.

                 The Custodian shall hold in the Account, segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all Assets received by it from or for the account of the Fund. All such Assets are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any of the Assets, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Section 7 of this Agreement.

                 The Custodian and its agents (including foreign sub-custodians) may make arrangements with Depository Trust Fund ("DTC") and other foreign or domestic depositories or clearing agencies, including the Federal Reserve Bank and any foreign depository or clearing agency, whereby certain Assets may be deposited for the purpose of allowing transactions to be made by bookkeeping entry without physical delivery of such Assets, subject to such restrictions as may be agreed upon by the Custodian and the Fund. No foreign depository or clearing agency may be used by the Custodian for such purposes without the approval of the Fund evidenced by an Officers' Certificate unless such foreign depository or clearing agency is an "eligible foreign custodian" (within the meaning of Rule 17f-5 under the Investment Company Act of 1940) or by appropriate regulatory proceedings has received permission from the Securities and Exchange Commission to be treated as an "eligible foreign custodian" for purposes of such Rule. The Custodian shall immediately commence procedures to replace Assets lost due to robbery, burglary or theft while such securities are within its





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control or that of its agents or employees upon discovery of such loss.

Section 6.  Foreign Sub-custodians and Other Agents.

                 (a) It is understood and agreed that the Custodian will hold the Fund's Assets through sub-custodians located in the foreign jurisdictions described in Exhibit A and such additional foreign jurisdictions as may be agreed to in writing by the Custodian and the Fund. The foreign sub-custodians set forth in Exhibit A shall be the initial sub-custodians for the corresponding foreign jurisdictions. The Custodian may replace the foreign sub-custodian for any foreign jurisdiction, shall select the new sub-custodian(s) for each new foreign jurisdiction added to Exhibit A and may appoint (and at any time remove) any other entity as its agent to carry out the provision of this Agreement; provided, however, that any such sub-custodian or other agent shall be approved by an Officer's Certificate, such approval not to be unreasonably withheld; and provided further that in no event shall the Custodian appoint any such sub-custodian unless such sub-custodian is an "eligible foreign custodian" (within the meaning of Rule 17f-5 under the Investment Company Act of 1940) or by appropriate regulatory proceedings has received permission from the Securities and Exchange Commission to be treated as an "eligible foreign custodian" for purposes of such Rule or the Fund otherwise agrees in writing. No approval by the Fund of any sub-custodian or other agent of the Custodian shall exempt the Custodian from using reasonable care and diligence in selecting such sub-custodian or other agent or relieve the Custodian of its responsibilities or liabilities hereunder.

                 The Custodian agrees further that in placing Assets with any such foreign sub-custodian, it will enter into a written sub-custodian agreement which shall provide that: (i) the Custodian will be adequately indemnified and the Assets so placed adequately insured in the event of loss, as provided in part (b) of this section; (ii) the Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors (except any claim for payment for the services provided by such sub-custodian and any related expenses; provided, however that the Custodian shall use its best efforts promptly to release any such right, charge, security interest, lien or claim on the assets, except to the extent such right, charge, security interest, lien or claim arises with respect to a special request or requirement by the Fund for services the cost of which and the expenses incurred in connection with which the Fund has not paid or has declined to pay, it being agreed and understood that, in the ordinary course, all payments for usual and routine services rendered and expenses





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incurred by a sub-custodian shall be the obligation of the Custodian); (iii)
beneficial ownership of the Assets will be freely transferable without payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Assets as belonging to the Fund; (v) the Custodian's independent public accountants will be given access to those records or the confirmation of the contents of those records; and (vi) the Custodian will receive periodic reports with respect to the safekeeping of the Assets, including, but not necessarily limited to, notification of any transfer to or from the Account.

                 (b) In addition to the indemnities included in Section 13 hereof, the Custodian agrees to indemnify and hold harmless the Fund from any and all loss or damage incurred or suffered by the Fund as a result of placement by the Custodian of Assets with a foreign sub-custodian hereunder, to the extent the Custodian receives indemnification from such foreign sub-custodian pursuant to part (a)(i) of this section.

                 (c) With respect to any Assets to be placed with foreign sub-custodians pursuant to this section, the Custodian represents and warrants that during the term of this Agreement it will carry Bankers Blanket Bond or similar insurance for losses incurred as a result of such sub-custodial arrangements.

                 (d) The Fund authorizes the Custodian to release any and all information regarding Assets placed with foreign sub-custodians hereunder as may be required by court order of a court of competent jurisdiction.

Section 7.  Transfer, Exchange and Redelivery of Assets.

                 The Custodian (or a sub-custodian or any other agent of the Custodian) shall have sole power to release or deliver any Assets of the Fund held by the Custodian (or such sub-custodian or agent) pursuant to this Agreement. The Custodian agrees (and will obtain an undertaking from each sub-custodian or other agent) that Assets held by the Custodian (or by a sub-custodian or other agent of the Custodian) will be transferred, exchanged or delivered only (a) for sales of securities for the account of the Fund in accordance with (i) "New York Street Practice", (ii) predominant established practice in the relevant local market, or (iii) specific instructions from the Fund; or (b) when Assets are called, redeemed or retired or otherwise become payable; (c) for examination by any broker selling any such securities in accordance with "street delivery" custom or other relevant local market practice; (d) in exchange for or upon conversion into other Assets whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or





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otherwise; (e) upon conversion of such Assets pursuant to their terms into other Assets; (f) upon exercise of subscription, purchase or other similar rights represented by such Assets pursuant to their terms; (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities; (h) for the purpose of tendering Assets; (i) for the purpose of delivering Assets lent by the Fund; (j) for purposes of delivering collateral upon redelivery of Assets lent or for purposes of delivering excess collateral; or (k) for other proper Fund purposes. As to any deliveries made by Custodian pursuant to items (b), (d), (e), (f), (g), (i), (j) and (k), Assets in exchange therefor shall be deliverable to the Custodian (or a sub-custodian or other agent of the Custodian). The Custodian may rely upon any written, electronic or oral instructions or an Officers' Certificate relating thereto as provided for in Sections 3 and 4 above.

Section 8.  The Custodian's Acts Without Instructions.

                 Unless and until the Custodian receives instructions to the contrary, the Custodian (or a sub-custodian or other agent of the Custodian) shall:

                 (a) present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment in the Account; (b) collect interest and cash dividends and other distributions, provide notice to the Fund of receipts, and deposit to the Account; (c) hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any Assets held by the Custodian under the terms of this Agreement; (d) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department, the laws of any State or territory of the United States, or, in the case of Assets held through foreign sub-custodians, the laws of the jurisdiction in which such Assets are held, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the Assets covered thereby, to the extent it may lawfully do so; (e) use its best efforts, in cooperation with the Fund, to file such forms, certificates and other documents as may be required to comply with all applicable laws and regulations relating to withholding taxation applicable to the Assets; and (f) use its best efforts to assist the Fund in obtaining any refund of local taxes to which the Fund may have a reasonable claim. The Fund agrees to furnish to the Custodian such information and to execute such forms and other documents as the Custodian may reasonably request or as otherwise may be reasonably necessary in connection with the Custodian's performance of its obligations under clauses
(e) and (f).





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Section 9.  Registration of Securities and Other Assets.

                 Except as otherwise directed by an Officers' Certificate, the Custodian shall register all securities and other Assets, except such as are in bearer form, in the name of the Fund or a registered nominee of the Fund or a registered nominee of the Custodian or a sub-custodian. Securities and other Assets deposited with DTC or a foreign securities depository permitted under
Section 5 may be registered in the nominee name of DTC or such foreign securities depository. The Custodian shall execute and deliver all such certificates in connection therewith as may be required by the applicable provisions of the Internal Revenue Code, the laws of any State or territory of the United States, or, in the case of Assets placed with foreign sub-custodians, the laws of the jurisdiction in which such Assets are held.
The Custodian shall maintain such books and records as may be necessary to identify the specific Assets held by it hereunder at all times.

                 The Fund shall from time to time furnish the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Assets which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

Section 10.  Voting and Other Action.

                 Neither the Custodian nor any nominee, sub-custodian or other agent of the Custodian or of DTC or any foreign securities depository shall exercise any voting rights attributable to the Assets held hereunder by or for the account of the Fund except in accordance with the instructions contained in an Officers' Certificate.

                 The Custodian shall use its best efforts, in cooperation with the Fund to obtain and deliver (or have obtained and delivered) to the Fund all notices, proxies and proxy soliciting materials with relation to such Assets, such proxies to be executed by the registered holder of such Assets (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

Section 11.  Transfer Tax and Other Disbursements.

                 The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of Assets made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement, as required by U.S. law or the





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laws of the jurisdiction in which the Assets are held, as the case may be.

                 The Custodian shall use its best efforts, in cooperation with the Fund, to execute and deliver such forms, certificates and other documents in connection with Assets delivered to it or by it under this Agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such Assets and shall use its best efforts to assist the Fund in any other manner which the Fund may reasonably request in order to establish any such exemption or to obtain a refund of any such tax.

Section 12.  Compensation and the Custodian's Expenses.

                 The Custodian shall be compensated for its services hereunder as shall be agreed upon in writing by the parties from time to time and for all other expenses incurred by the Custodian in the exercise of its duties hereunder. Such compensation shall be payable by the Fund to the Custodian promptly following receipt by the Fund of an invoice and any other appropriate documentation.

                 If the Custodian submits an invoice and the Fund has requested further information or documentation with respect to one or more items in the invoice, the Fund shall nonetheless promptly make payment with respect to those items for which the Fund has made no such request.

Section 13.  Liability of Custodian: Indemnification.

                 The Custodian shall be liable for and shall indemnify the Fund for, and hold the Fund harmless from and defend the Fund against, any loss, damage, cost, judgment, expense or any other liability (including, but not limited to, the Fund's reasonable legal fees and expenses and any other reasonable legal fees and expenses which the Fund incurs or for which the Fund is otherwise liable) incurred by the Fund directly related to or arising from
(a) the failure of the Custodian to act as provided in specific, unambiguous and complete instructions, relating to the movement of cash or securities of the Fund (including for these purposes all instructions in "SWIFT") or in connection with a so called "corporate rights" matter, timely received by the Custodian in the manner required hereunder, from an Authorized Person or such person as otherwise provided herein or (b) any negligent act or negligent failure to act of the Custodian under this Agreement. The Custodian shall not be liable to the Fund for acting in accordance with the Fund's directions and instructions or for the acts, omissions, lack of financial responsibility, or failure to perform its obligations of (i) any person or organization





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designated by the Fund to be the authorized agent of the Fund as a party to any transaction or (ii) DTC, any Federal Reserve Bank, any foreign securities depository or any other United States or foreign depository in connection with any book entry system that the Custodian is required to use in accordance with local market practice. The Fund agrees to indemnify the Custodian for, and hold the Custodian harmless from and defend the Custodian against, any loss, damage, cost, judgment, expense, or any other liability (including, but not limited to, the Custodian's reasonable legal fees and expenses or any other reasonable fees and expenses which the Custodian incurs or for which the Custodian is otherwise liable) incurred by the Custodian directly relating to or arising from actions taken pursuant to instructions from an Authorized
Person or such person as otherwise provided herein; provided, however, that the Custodian shall not be indemnified if it fails to act in accordance with specific, unambiguous, and complete instructions of the Fund or is negligent with respect to the manner in which it carries out its obligations hereunder.
As to legal matters which may arise in connection with its following instructions or otherwise carrying out its obligations hereunder, the Custodian shall, in exercising its reasonable judgment in the performance of its duties hereunder, be entitled to receive and act upon the prior advice of counsel and shall be without liability to the Fund for any action taken or not taken or other thing done or not done in good faith in reliance upon such advice, including its determination to decline to follow the Fund's directions and instructions.

                 Within a reasonable time after receipt by a party of notice of the commencement of any action for which such party (the "Indemnified Party") may seek indemnity, the Indemnified Party will notify the other party (the "Indemnifying Party") in writing of the commencement thereof; and the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability hereunder as to the particular item for which indemnification is then being sought, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and the Pndemnifying Party is damaged solely as a result of such failure to give notice. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of the Indemnified Party, and after notice from the Indemnifying Party of such party's election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.





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The Indemnifying Party shall not be liable to the Indemnified Party on account of any settlement of any claim or action effected without the consent of the Indemnifying Party.

Section 14.  Reports by the Custodian.

                 The Custodian shall furnish the Fund with such reports concerning transactions in the Account and/or the Assets as may be agreed upon from time to time. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times and upon reasonable notice to the Custodian, by officers of and auditors employed by the Fund (and such other persons as the Fund may designate from time to time). All such books and records shall be the property of the Fund and the Custodian shall forthwith upon the Fund's request, turn over to the Fund and cease to retain in its files, records and documents created and maintained by the Custodian pursuant to this Agreement, which are no longer needed by the Custodian in performance of its services or for its protection.

Section 15.  Termination and Assignment.

                 This Agreement may be terminated by the Fund or the Custodian, immediately upon written notice from the Fund or the Custodian, as applicable, to the other party, if the other party fails materially to perform its obligations hereunder, and may otherwise be terminated by the Fund or by the Custodian on one hundred eighty (180) days' notice, given in writing and sent by registered mail to the Custodian or the Fund as the case may be. Upon termination of this Agreement, the Custodian shall deliver the Assets of the Fund to such entity as is designated in writing by the Fund and in the absence of such a designation may, but shall not be obligated to, deliver them to a bank or trust company of the Custodian's own selection having an aggregate capital, surplus and undivided profits as shown by its last published report of not less than 50 million dollars ($50,000,000), the Assets to be held by such bank or trust company for the benefit of the Fund under terms similar to those of this Agreement and the Fund to be obligated to pay to such transferee the then current rates of such transferee for services rendered by it; provided, however, that the Custodian may decline to transfer such amount of such Assets equivalent to all fees and other sums owing by the Fund to the Custodian (except for such out-of-pocket expenses as are described in Section 12 hereto), and the Custodian shall have a charge against and security interest in such amount until all monies owing to it have been paid, or escrowed to its satisfaction.





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
                 This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors.

Section 16.  Force Majeure.

                 The Custodian shall not be liable or accountable for any loss or damage resulting from any condition or event beyond its reasonable control; provided, however, that the Custodian shall promptly use its best efforts to mitigate any such loss or damage to the Fund as a result of any such condition or event. For the purposes of the foregoing, the actions or inactions of the Custodian's sub-custodians and other agents shall not be deemed to be beyond the reasonable control of the Custodian. In connection with the foregoing, the Custodian agrees (and agrees that it will use its best efforts to obtain the undertaking of its sub-custodians and other agents to the effect) that the Custodian (and/or such sub-custodian or agent) shall maintain such alternate power sources for computer and related systems and alternate channels for electronic communication with such computers and related systems that the failure of the primary power source and/or communications channel of the Custodian (and/or its sub-custodians or other agents) will not foreseeable result in any loss or damage to the Fund.

Section 17.  Third Parties.

                 This Agreement shall be binding upon and the benefits hereof shall inure to the parties hereto and their respective successors and assigns. However, nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

Section 18.  Amendments.

                 The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever, except by written instrument signed by both of the parties hereto.

Section 19.  Sweep Authorization.

                 The Bank will automatically invest cash in money market funds or repurchase agreements made available by the Bank and authorized by Customer.

Section 20.  Governing Law.

                 This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

Section 21.  Counterparts.

                 This agreement may be executed in several counterparts, each of which is an original.

Section 22.  Notices.

                 All notices provided for herein shall be in writing and shall become effective when deposited in the United States mail, postage prepaid and certified, addressed (a) if to the Custodian, at BankBoston, N.A., 150 Royall Street - Mail Stop: 45-02-22, Canton, MA 02021, Attention: Manager, Worldwide Custody, and, (b) if to the Fund, at 2010 North First Street, Suite 310, San Jose, CA 95131, Attention: Ronald W. Swenson, or to such other address as either party may notify the other in writing.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                   VENTURE LENDING & LEASING II, INC.


                                   By:
                                       ---------------------------------

                                   Name:
                                         -------------------------------

                                   Title:
                                          ------------------------------


                                   BANKBOSTON, N.A.


                                   By:
                                       ---------------------------------

                                   Name:
                                         -------------------------------

                                   Title:
                                          ------------------------------

                                   EXHIBIT A




                                BANKBOSTON, N.A.
                               WORLDWIDE CUSTODY
                                Agent Bank List



                                      NONE

                               ADDENDUM NO. 1 TO
                              CUSTODIAN AGREEMENT


                            DOCUMENT CUSTODY SERVICE
                                      FOR
                  VENTURE LENDING & LEASING II, INC. (VLLI II)


This Addendum supplements and constitutes a part of the Custodian Agreement made by and between VLLI II (the "Customer") and The BankBoston, N.A. (the "Bank") dated _____________________, 1997.

WHEREAS, the Customer has need for certain document custody services which the Bank is willing and able to provide;

NOW, THEREFORE, in consideration of mutual promises herein made, the Customer and the Bank agree as follows:

         A. The Bank will provide physical safekeeping of documents executed in connection with loans, leases, and installment sales contracts held within custodial accounts and subaccounts;

         B. The Bank shall review each document received from or on behalf of the Customer in accordance with instructions provided by the Customer from time to time for that purpose;

         C. The Bank shall notify the Customer of any missing, incomplete, or inconsistent documents by means agreeable to Customer and the Bank. The Customer may deposit such missing documents or complete or correct the documents as may be specified in instructions of record.

         D. The Bank will release and deliver said documents pursuant to Customer's direction and instruction as required.

In carrying out the foregoing services, the Bank will use reasonable care in accordance with standard customs adhered to by banks that act as document custodians under similar circumstances and conditions.

                               ADDENDUM NO. 2 TO
                              CUSTODIAN AGREEMENT


                         PORTFOLIO ACCOUNTING SERVICES
                                      FOR
                  VENTURE LENDING & LEASING II, INC. (VLLI II)


This Addendum supplements and constitutes a part of the Custodian Agreement made by and between VLLI II (the "Customer") and The BankBoston, N.A. (the "Bank") dated ____________________, 1997.

WHEREAS, the Customer has need for certain accounting and pricing services for the separate Fund portfolios (the "Portfolios") which the Bank is willing and able to provide in conjunction with the services as Custodian as aforesaid;

NOW, THEREFORE, in consideration of the mutual promises herein made, the Customer and the Bank agree as follows:

Section 1.  Duties of Bank - General

The Bank is authorized to act under the terms of this Agreement as the Fund's agent, and as such the Bank will:

         a. Maintain and preserve accounts, books, records and other documents as are required of the Fund under Section 64 of the Investment Company Act of 1940;

         b. Record the current day's trading activity and such other proper bookkeeping entries as are necessary for determining the Fund's net asset value;

         c. Render such statements or copies of records as are required or from time to time are reasonably requested by the Fund; and such other information as the Fund may reasonably request and that the Bank is in a position to reasonably provide;

         d. Facilitate audits of accounts by the Fund's auditors or by any other auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund;

         e. Compute the net asset value per share of each Portfolio as of the time or times specified in the Fund's then-current offering memorandum or as directed by Board Resolution.

Section 2.  Valuation of Securities

Securities will be valued in accordance with the specific provisions of the Fund's offering memorandum or as directed by Board Resolution.

The Bank will use one or more external pricing services as authorized by the Customer from time to time. The Bank shall not be liable for any loss, cost, damage, claim or other matter incurred by or assessed against the Fund, regardless of how characterized, based on or resulting form the inaccuracy or other deficiency in any information or data provided to the Bank by Customer or such vendor and used by the Bank in the performance of its services hereunder so long as the Bank will use reasonable efforts to assess the accuracy of such information or data.

Section 3. Computation of Net Asset Value, Public Offering Price Performance Information

The Bank will compute the net asset value per share of each Portfolio in a manner consistent with the specific provisions of the Fund's offering memorandum or as directed by Board Resolution. In general, such computation will be made by dividing the value of the Fund's portfolio securities, cash and any other assets, less its liabilities, by the number of shares of the Fund outstanding. Such computation will be made as of the time or times and on the days specified in the Fund's then-current offering memorandum or as directed by Board Resolution.

Section 4.  Bank's Reliance on Instructions and Advice

In maintaining the Fund's books of account and making the necessary computations, the Bank shall be entitled to receive, and may rely upon, information furnished it by any person certified to the Bank as being authorized by the Board of Directors of the Fund relating to:

         a. The manner and amount of accrual of expenses to be recorded on the books of the Fund;

         b. The source of quotations to be used for such securities as may not be available through the Bank's normal pricing services;

         c. The value to be assigned to any asset for which no price quotations are readily available;

         d. If applicable, the manner of computation of the net asset value and such other computations as may be necessary;

         e.      Notification of transactions in portfolio securities.





                                       3